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                              ENGAGEMENT AGREEMENT
                              --------------------

     THIS AGREEMENT is made this 21st day of April 2000 by and between US Cancer Care, Inc. a Delaware Corporation (hereinafter referred to as "Company") and Continuum Capital Partners, Inc. ("Consultant").

     WHEREAS, Company desires to retain Consultant and has offered to retain Consultant so that Consultant may render Investment Banking consulting and advisory services to Company upon the terms and conditions hereinafter set forth; and

     WHEREAS, Consultant desires to accept such engagement, upon the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the promises and mutual agreements hereinafter set forth, the parties agree as follows:

     1. INVESTMENT BANKING CONSULTING SERVICES - DUTIES

     Company hereby engages Consultant and Consultant hereby accepts such engagement from Company to serve as a general advisor and Investment Banking consultant to executive management of Company on matters pertaining to the business of Company referred by Company to Consultant and to render such additional services as are relevant and pertinent thereto but only within the scope set forth below:

     The parties agree that Consultant will render the following services:

         A. Assist Company and its executive management in general corporate development of and financial planning, including but not limited to, the structuring and presentation of business opportunities for consideration by Company. Consultant will also act as an interface with securities brokerage firms and other like institutions as well as with legal and accounting professionals;

         B. Use principal consultant, Robert McCann, to administer the foregoing activities; and

         C. Assist in structuring and/or assist in securing additional debt and/or equity capital pursuant to a private offering of the Company's securities;

         D. Advise and monitor the public and financial relations functions of Company as it is related to Company's attempt to obtain higher public market capitalization and a more numerous shareholder base;

         E. Assist Company in securing the services of brokerage firms to handle the syndicate management of a private offering of the Company's securities.

         F. Consultant shall devote its best efforts and such time as Consultant deems appropriate to perform its duties hereunder so as to advance the interest of Company.

         G. Assist Company in securing, structuring, and closing mergers and acquisitions.

         H. Assist Company in securing securities firm sponsored research coverage.

         I. Assist Company in market making services.

         J. Assist and advise the Company in the execution of a reverse merger transaction.

         K. A public offering of the Company's securities pursuant to a registration statement under the Securities Act of 1933 would be subject to a separate agreement.

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     2. TERM

     The term of this engagement shall be for a minimum period of twelve (12) months from the date first above and continue month to month thereafter until terminated by either party.

     3. COMPENSATION

         A. Minimum Monthly Retainer

     Company shall pay to Consultant the sum of $8,000 per month as retainer for Consultant's services (the "Monthly Retainer"). The Monthly Retainer is due and payable on the 1st of every month thereafter for the duration of this agreement. The Monthly Retainer shall commence on initial funding.

        B. Additional Consulting Fees

     In addition to the Monthly Retainer, the following sums shall be paid to Consultant during the Course of Consultant's engagement:

            i. Ten percent (10%) of the gross funds raised by Consultant for the Company as a result of private equity or debt capital or its equivalent pursuant to Regulation D, Rule 505 and/or 506. In addition, Company shall pay to Consultant warrants in an amount equal to ten percent (10%) of the total shares issued in the offering at the offering price. Each warrant shall have a three
(3) year duration and shall be granted piggyback registration rights.

            ii. Two percent (2%) of the gross loans or debt proceeds of Company's general corporate debt, limited to any financing initiated by Consultant;

            iii. Upon any acquisition, merger or new business completed with or otherwise introduced by Consultant for the Company, the following shall be paid based upon the gross consideration paid or exchanges;

                    (a)   Five percent (5%) of the first $2,000,000
                    (b)   Four percent (4%) of the second $2,000,000
                    (c)   Three percent (3%) of the third $2,000,000
                    (d)   Two percent (2%) thereafter, and

            iv. Upon the completion of a reverse merger between company and an acceptable public shell company, Consultant shall be granted 330,000 restricted common shares with piggy back registration rights.

     4. EXPENSES

     In addition to the Monthly Retainer and the other fees set forth above, Company is responsible to pay Consultant's expenses incurred on Company's behalf, including but not limited to telephone charges, postage, printing, travel, entertainment, facsimile charges, Federal Express charges, or any other charges attributable to Consultant's work on behalf of the Company. Consultant will bill Company for these expenses by the fifth day of every month. Any single expense in excess of $250.00 shall have prior approval of Company. Company hereby agrees to reimburse Consultant within fifteen (15) days of receipt of said statement.

     5. EXCLUSIVE ENGAGEMENT

     Company agrees that its engagement of Consultant is exclusive in nature as to Company but not as to Consultant for a period of 45 days from the date above. Effective upon the initial funding, the engagement of Consultant shall become exclusive for the duration of this agreement.


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     6. TERMINATION

     The term of the agreement shall be for a minimum period of twelve months as set forth in Paragraph 2 above. Either party may terminate after the initial term by notifying the other in writing at the address set forth below.

     In the event either party shall elect to terminate this Agreement for any reason whatsoever, and, during the next immediate twenty four (24) month period Company participates directly or indirectly in: (i) any activity of raising equity capital or its equivalent; (ii) increasing corporate debt; (iii) participating in a merger, acquisition or acquiring a new business; or (iv) being involved in a public offering, any or all of which Consultant initiated or introduced during the initial contract period, that Consultant shall be entitled to receive the additional consulting fees outlined in paragraph 3(B) above in a lump sum due in full immediately.

     Consultant's right to, and Company's obligation of, payment under this paragraph shall survive the termination of this Agreement.

     7. NOTICES

     All notices hereunder shall be in writing and shall be deemed to have been given at the time when mailed in any general or branch of the United States Post Office enclosed in a registered or certified postage pre-paid envelope, return receipt requested, addressed to the address of the respective parties as stated below, or to such address as such party may have fixed by notice as aforesaid:


        If to Company:

        U.S. Cancer Care, Inc.
        700 Ygnacio Valley Road, Suite 300
        Walnut Creek, CA  94596

        If to Consultant:

        Continuum Capital Partners, Inc.
        12I47 Rosedale Terrace
        Boynton Beach, FL  33437

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     8. WAIVER

     Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right of power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

     9. SEVERABILITY

     The invalidity of unenforceability of any term or provision, or any clause or portion thereof, of This Agreement, shall in no way impair or affect the validity or enforceability of any other provision of this Agreement, all of the same which shall remain in full force and effect in accordance with the terms hereof.







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     IN WITNESS WHEREOF, the parties have lent their hand and seal this 21st day of April 2000.

                                             Continuum Capital Partners, Inc.

/s/ Clare G. Maloney                         By /s/ Robert McCann
---------------------------------               -------------------------------
Witness                                             Robert McCann
                                                    Managing Partner

Clare G. Maloney
---------------------------------
Printed Name of Witness

                                             U.S. Cancer Care, Inc.

/s/ Doug McBride                             By /s/ W. Brian Fuery
---------------------------------               -------------------------------
Witness                                             W. Brian Fuery
                                                    CEO

Doug McBride                                 By /s/ Jeffrey A. Goffman
---------------------------------               -------------------------------
Printed Name of Witness                             Jeffrey A. Goffman
                                                    Vice Chairman